UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

ALLIANCE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 Park Meadow Drive #200

Chantilly, Virginia 20151

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (703) 814-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 3, 2012, Alliance Bankshares Corporation, a Virginia corporation (the “Company”), and Alliance Bank Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company (“Alliance Bank”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with WashingtonFirst Bankshares, Inc., a Virginia corporation (“WFBI”), pursuant to which the Company will merge with and into WFBI, with WFBI surviving the merger (the “Merger”). In connection with the Merger Agreement, Alliance Bank and WashingtonFirst Bank, WFBI’s wholly-owned subsidiary bank (“WF Bank”), entered into a separate Agreement and Plan of Merger (the “Bank Merger Agreement”) pursuant to which Alliance Bank will be merged with and into WF Bank, with WF Bank surviving, subsequent to consummation of the Merger. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, have been approved by the Board of Directors of each of the Company and WFBI, as well as by the Company, as sole shareholder of Alliance Bank.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each share of common stock of the Company (other than certain shares owned directly or indirectly by WFBI or any of WFBI’s or the Company’s respective wholly-owned subsidiaries) issued and outstanding immediately prior to the closing of the Merger will be converted into and become the right to receive the following consideration:

(i) each share of common stock of the Company with respect to which an election to receive cash has been properly made (the “Cash Electing Alliance Shares”) will be converted into the right to receive $5.30 in cash without interest, subject to adjustment in accordance with the terms of the Merger Agreement (the “Cash Consideration”), and

(ii) each share of common stock of the Company with respect to which an election to receive stock consideration has been properly made will be converted into the right to receive 0.4435, subject to adjustment in accordance with the terms of the Merger Agreement (the “Conversion Ratio”), shares of common stock of WFBI (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) (subject to the payment of cash in lieu of fractional shares).

Any share of Alliance common stock with respect to which neither an election to receive Cash Consideration nor an election to receive Stock Consideration has been properly made will be converted into the right to receive the Stock Consideration. Receipt of the Stock Consideration is expected to represent a tax-free exchange.

The number of shares of the Company’s common stock that will be converted into the right to receive the Cash Consideration is limited to 20% of the shares of the Company’s common stock. The remainder of the shares of the Company’s common stock will be converted into the right to receive the Stock Consideration per share. If the aggregate number of Cash Electing Alliance Shares (the “Cash Election Number”) equals or exceeds 20% of the Company’s common stock, then the number of Cash Electing Alliance Shares of each shareholder of the Company that will be converted into the right to receive an amount per share equal to the Cash Consideration shall be equal to the product obtained by multiplying (x) the number of Cash Electing Alliance Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and the remaining number of the shareholder’s Cash Electing Alliance Shares shall be converted into the right to receive the Stock Consideration per share.

In the event that the amount of the Company’s shareholders’ equity at the month-end prior to the consummation of the Merger has declined by more than 10% from the amount of the Company’s shareholders’ equity at December 31, 2011 (the “Base Amount”), the Merger Consideration will be adjusted as follows:

(i) The Cash Consideration shall be reduced by the per share amount of the decline in the Company’s shareholders’ equity that exceeds ten percent (10%) of the Base Amount, provided, however, that in no event shall the Cash Consideration be reduced by more than a per share amount of ten percent (10%) of the Base Amount; and

(ii) The Stock Consideration shall be reduced by adjusting the Conversion Ratio to equal the per share amount of the Cash Consideration, as adjusted as described immediately above, divided by $11.95.

When calculating the percentage decline in the Company’s shareholders’ equity, the following items will be excluded from such calculation: (i) any change (positive or negative) attributable to changes in the deferred tax asset account or related valuation allowance, the FHLB advance account, or the accumulated other comprehensive income account, (ii) effects (positive or negative) from changes, after the date of the Merger Agreement, in generally accepted accounting principles or regulatory principles generally applicable to banks but only to the extent the effect on the Company and Alliance Bank, taken as a whole, is not materially worse than the effect on similarly situated banks and their holding companies, (iii) expenses (such as customary legal, accounting and investment advisor fees) incurred in connection with the Merger Agreement and/or (iv) effects (positive or negative) from actions and omissions of the Company and Alliance Bank taken at the request of, or with the prior written consent of, WFBI in contemplation of the transactions contemplated by the Merger Agreement.

In addition, as of the consummation of the Merger, all outstanding stock options of the Company will by virtue of the Merger and without any action on the part of any holder of an option of the Company be cancelled as of the closing of the Merger solely in exchange for the right to receive as soon as reasonably practicable following the closing of the Merger an amount in cash (less any applicable withholding taxes) equal to the product of (i) the number of shares of the Company’s common stock subject to such option immediately prior to the closing of the Merger and (ii) the difference, if positive, between (A) the Cash Consideration and (B) the exercise price per share of such option.

The Merger Agreement contains customary representations, warranties and covenants from both the Company and WFBI. Among other covenants, the Company has agreed: (i) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, (ii) that, subject to certain exceptions, the board of directors of the Company will recommend the adoption and approval of the Merger and the Merger Agreement by its shareholders, and (iii) not to (A) solicit alternative third-party acquisition proposals or, (B) subject to certain exceptions, conduct discussions concerning or provide confidential information in connection with any alternative third-party acquisition proposal.

Completion of the Merger is subject to various customary conditions, including, among others: (i) approval of the Merger and the Merger Agreement by the shareholders of the Company and WFBI, (ii) receipt of required regulatory approvals, (iii) the absence of legal impediments to the Merger, and (iv) the absence of certain material adverse changes or events.

The Merger Agreement contains certain termination rights for the Company, Alliance Bank and WFBI, as the case may be. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay to WFBI a termination fee of $1,340,000.

In connection with the Company’s entry into the Merger Agreement, all of the Company’s directors signed a Support Agreement and a Non-competition and Non-solicitation Agreement. The Support Agreement requires the directors, in their capacities as shareholders of the Company, to, except in certain circumstances, vote their respective shares in favor of the Merger Agreement and the Merger, to the extent such director has sole voting power or sole dispositive power over such shares. The Non-competition and Non-solicitation Agreement restricts the ability of the directors of the Company (i) to serve on the boards of directors of financial institutions in WFBI’s market area and (ii) to solicit the current officers or employees of WFBI or WF Bank (including former employees of Alliance Bank) regarding the business, operations, prospects or finances of WFBI or WF Bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.5 and is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualification and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Additional Information and Where to Find It

In connection with the Merger, WFBI will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and a proxy statement and prospectus of WFBI, as well as other relevant documents concerning the proposed transaction.

Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and WFBI at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Documents/SEC Filings.” You will also be able to obtain these documents, free of charge, from WFBI’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations.”

WFBI, the Company and their respective directors, executive officers, and certain other members of management and employees of WFBI, the Company and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the Merger. Information about the directors and executive officers of WFBI is set forth in WFBI’s proxy statement dated March 15, 2012 available on WFBI’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations”. Information about the directors and executive officers of the Company is set forth in an amendment on Form 10-K/A to Alliance’s Annual Report on Form 10-K filed with the SEC on April 30, 2012. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.5	Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation, and Alliance Bank Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr. President and Chief Executive Officer

Date: May 8, 2012

INDEX OF EXHIBITS

Exhibit No.	Description

Exhibit 2.5	Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation, and Alliance Bank Corporation.